UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 8, 2006

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MIAD SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

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Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

43 Riviera Drive, Unit 6
Markham, Ontario, Canada L3R 5J6

(Address of principal executive offices) (Zip Code)

(905) 479-0214

Issuer's telephone number

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)

On February 8, 2006, the Board of Directors of MIAD Systems Inc. (“MIAD”) accepted the resignation of MIAD’s independent auditors, Sloan Partners LLP (“Sloan”), who audited MIAD’s financial statements for the two most recent fiscal years ended September 30, 2005 and 2004.

During the two most recent fiscal years ended September 30, 2005 and 2004, and during the interim period up through February 13, 2006, there were (i) no disagreements between MIAD and Sloan on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure; (ii) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission (“Regulation S-B”); and (iii) no matters identified by Sloan involving internal control structures or operations which were considered to be material weaknesses.

Sloan Partners LLP has reviewed the preceding statements, and a copy of the response of Sloan Partners LLP is attached as Exhibit 99.1 to this Form 8-K.

(b)

Effective February 8, 2006, the Company, upon the recommendation of the Audit Committee of its Board of Directors, has engaged Schwartz Levitsky Feldman LLP as its independent registered accounting firm to audit the Company’s financial statements.  In the two fiscal years ended September 30, 2005 and during the interim period from that date to February 13, 2006, the Company did not consult  Schwartz Levitsky Feldman LLP on any matter.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

Exhibit No.	Description
99.1	Response of Sloan Partners LLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIAD SYSTEMS, LTD. (Registrant)

By: /s/ MICHAEL A. S. GREEN
Michael A. S. Green
President

Dated:   February 13, 2006

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